Exhibit 99.1

Verastem Oncology Announces $75 million Private Placement

BOSTON–(BUSINESS WIRE) – April 25, 2025– Verastem Oncology (Nasdaq: VSTM), a biopharmaceutical company committed to advancing new medicines for patients with RAS/MAPK pathway-driven cancers, today announced that it has entered into a securities purchase agreement with certain institutional and accredited investors for a private placement of approximately $24 million of shares of its common stock at a price of $7.00 per share and, in lieu of common stock to certain investors, $51 million of pre-funded warrants to purchase shares of its common stock at a price of $6.9999 per pre-funded warrant. The exercise price of each pre-funded warrant will equal $0.0001 per share. Verastem expects to receive gross proceeds from the offering of approximately $75 million, before deducting placement agent fees and other offering expenses.

The private placement was led by RTW Investments, with participation from other new and existing investors, including BVF Partners, Nantahala Capital, Octagon Capital, OrbiMed and Stonepine Capital Management.

The private placement is expected to close on or about April 28, 2025, subject to the satisfaction of customary closing conditions.

Proceeds from the financing are expected to fund the potential launch of avutometinib and defactinib in recurrent low-grade serous ovarian cancer, continued clinical research and development of product candidates including VS-7375, and for working capital and other general corporate purposes.

Guggenheim Securities is acting as the lead placement agent for the private placement. RBC Capital Markets, BTIG, Mizuho and B. Riley Securities are acting as co-placement agents for the private placement (together with Guggenheim Securities, the “Placement Agents”). The Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agents.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Verastem has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants issued in the private placement, no later than 30 days after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a late-stage development biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with RAS/MAPK pathway-driven cancers. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition, FAK inhibition and KRAS G12D inhibition.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including the expected closing of the private placement and the expected use of proceeds from the private placement. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the conditions to closing of the private placement are not satisfied; that the development and commercialization of our product candidates may take longer or cost more than planned, including as a result of conducting additional studies or our decisions regarding execution of such commercialization; that raising additional capital may cause dilution to our stockholders; that our product candidates may not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and filed with the SEC, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For Investor and Media Inquiries:

Julissa Viana

Vice President, Corporate Communications

Investor Relations and Patient Advocacy

investors@verastem.com or

media@verastem.com

Source: Verastem Oncology